EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 O
F THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Yuhua Yang, the Chief Financial Officer of Highland Ridge, Inc. (the “Company”), DOES HEREBY CERTIFY that:

     1. The Company’s Quarterly Report on Form 10-Q for the six months ended March 31, 2010 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 14th day of May, 2010.

/s/ Yuhua Yang
Yuhua Yang
Chief Financial Officer
(Principal Financial and
Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Highland Ridge, Inc. and will be retained by Highland Ridge, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.